Exhibit 99.1

FINNOVATE ACQUISITION CORP

BALANCE SHEET

November 12, 2021

	November 8, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$1,366,943	$900,000	(a)	$1,366,943
		(450,000)	(b)
		22,500,000	(c)
		(22,950,000)	(d)
Prepaid Expenses	351,838	-		351,838
Total Current Assets	1,718,781	-		1,718,781
Cash and marketable securities held in trust account	153,000,000	22,950,000	(d)	175,950,000
Other assets	362,500	-		362,500
Total Assets	$155,081,281	$22,950,000		$178,031,281

Liabilities and Shareholder’s Equity
Current Liabilities
Accrued expenses	$824,873	-		$824,873
Accrued offering costs	73,944	-		73,944
Total Liabilities	$898,817	$-		$898,817

Commitments and Contingencies
Class A shares subject to possible redemption, 17,250,000 shares at a redemption value of $10.20 per share	153,000,000	22,950,000	(c)	175,950,000

Shareholder’s Equity
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 150,000 issued and outstanding (excluding 17,250,000 shares subject to possible redemption)	15	-		15
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 4,312,500 shares issued and outstanding	431	-		431
Additional paid-in capital	1,654,188	900,000	(a)	1,654,188
		(450,000)	(b)
		(450,000)	(c)
Accumulated Deficit	(472,170)	-		(472,170)
Total Shareholder’s Equity	1,182,464	-		1,182,464
Total Liabilities and Shareholder’s Equity	$155,081,281	$22,950,000		$178,031,281

NOTE 1 – CLOSING OF PARTIAL OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Finnovate Acquisition Corp (the “Company”) as of November 8, 2021, adjusted for the closing of the full exercise of the underwriter’s over-allotment option and related transactions, which occurred on November 12, 2021 as described below.

On November 8, 2021, the Company consummated its initial public offering (the “IPO”) of 15,000,000 units (the “Units”). Each Unit consists of one share of the Company’s Class A ordinary shares, $0.0001 par value per share, and three-quarters of one redeemable warrant of the Company, with each whole warrant entitling the holder thereof to purchase one share of Class A ordinary share at an exercise price of $11.50 per share, subject to certain adjustments. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $150,000,000. Simultaneously with the closing of the IPO, the Company completed the private sale of 7,900,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, Finnovate Sponsor, L.P. (the “Sponsor”) and EarlyBirdCapital Inc., generating gross proceeds to the Company of $7,900,000. The Company granted the underwriter of the IPO a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments, if any. On November 10, 2021, the underwriter fully exercised the over-allotment option and, on November 12, 2021, purchased an additional 2,250,000 Units (the “Over-Allotment Units”) from the Company, generating gross proceeds of $22,500,000. Simultaneously with the sale and issuance of the Over-Allotment Units, the Company consummated the sale of an additional 843,038 Private Placement Warrants to the Sponsor and an additional 56,962 Private Placement Warrants to EarlyBirdCapital, Inc. at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $900,000. Transaction costs amounted to $450,000 of underwriting discounts and commissions.

Pro forma adjustments to reflect the exercise of the underwriter’s over-allotment option and the sale of the additional Private Placement Warrants described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash	900,000
	Additional paid-in capital		900,000
	To record sale of 900,000 private placement warrants at $1.00 per private placement warrant

(b)	Additional paid-in capital	450,000
	Cash		450,000
	To record payment of cash underwriting fee

(c)	Cash	22,500,000
	Additional paid-in capital	450,000
	Class A shares subject to possible redemption		22,950,000
	To record sale of 2,250,000 over-allotment units at $10.00 per unit and to record Class A shares subject to possible redemption

(d)	Cash and marketable securities held in trust account	22,950,000
	Cash		22,950,000
	To record movement of funds into Trust based on allocation of $10.20 per share